Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

UAG UK Holdings Limited:

We consent to the incorporation by reference in the registration statements (Nos. 333-105311, 333-26219, 333-177855, 333-184734 and 333-204337) on Form S-8 and registration statements (No. 333-193394) on Form S-3 of Penske Automotive Group, Inc. of our report dated February 26, 2015, with respect to the consolidated balance sheet of UAG UK Holdings Limited as of December 31, 2014, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the two-year period ended December 31, 2014 and the related financial statement schedule, which report appears in the December 31, 2015 Annual Report on Form 10-K of Penske Automotive Group, Inc.. Neither the aforementioned financial statements nor the related financial statement schedule are presented in the Form 10-K.

/s/ KPMG Audit Plc

Birmingham, United Kingdom

February 26, 2015